AMENDMENT TO THE
EMPLOYMENT AGREEMENT BETWEEN
IKON OFFICE SOLUTIONS, INC.
AND
Matthew J. Espe

WHEREAS, IKON Office Solutions, Inc. (“IKON”) and Matthew J. Espe (the “Executive”) have entered into an employment agreement dated as of September 28, 2005 (the “Employment Agreement”) which sets forth the terms of Executive’s employment with IKON.

WHEREAS, the Employment Agreement can be amended in a writing signed by both parties thereto; and

NOW, THEREFORE, effective October 25, 2005, Paragraph 5 of the Employment Agreement is amended in its entirety to read as follows:

“5. Annual Incentive Awards. The Executive shall be eligible for an annual incentive bonus award opportunity from the Company in respect of each fiscal year of the Company that ends during the Term of Employment. His annual target award opportunity shall be no less than 85% of his annualized Base Salary in effect on the start of the fiscal year and his maximum annual award opportunity shall be no less than 150% of his annualized Base Salary in effect on the start of the fiscal year. The Executive shall be paid his annual incentive awards at the same time that other senior-level executives receive their incentive awards; provided that the Executive has not terminated his employment for reasons other than Constructive Termination Without Cause, or the Company has not terminated the Executive for Cause, prior to the dates on which such bonuses are paid.”

IN WITNESS WHEREOF, the parties hereto have executed this Amendment this 25th day of October, 2005.

IKON OFFICE SOLUTIONS, INC.

By: /s/ Thomas R. Gibson

Thomas R. Gibson

On Behalf of the Board

Attest: /s/ Mark A. Hershey

EXECUTIVE

/s/ MATTHEW J. ESPE

Matthew J. Espe

Attest: /s/ Mark A. Hershey